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                                                                   EXHIBIT 10.27

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              COMMERCIAL AGREEMENT

This Agreement ("Agreement") is made and entered into as of the later of the two signature dates below (the "Effective Date"), by and between GREENFIELD ONLINE, INC., ("GFOL") a Delaware corporation with its principal place of business at 21 River Road, Wilton, CT 06897, and MICROSOFT CORPORATION, a Washington corporation with its principal place of business at One Microsoft Way, Redmond, WA 98052 ("Microsoft").

WHEREAS, the parties have agreed to enter into a business relationship regarding an online Market Research Survey Service that will be developed, marketed and served by GFOL and distributed by Microsoft over its MSN website.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, Microsoft and GFOL hereby agree as follows:

1.       DEFINITIONS.

         "CHANNEL" means a group of content-related secondary web pages within a web site that are devoted to a particular subject (such as Careers, Entertainment, News or Travel), the top level page of which group is accessed directly from a web site's home page, a web site's fixed navigation links and other placements.

         "CLICKS" mean each occurrence when a MSN End Users clicks on any Link within MSN and is linked to a Router Page on the Co-Branded Survey Site.

         "CO-BRANDED SURVEY SITE" means the GFOL and Microsoft branded Web site, developed, maintained and hosted by GFOL at the virtual domain, www.surveyrouter.com containing the Router Pages and www.greenfieldonline.com Surveys (as defined below).

         "COMMERCIAL RELEASE DATE" means the date on which the Co-Branded Survey Site (as defined below) is first made available to End Users.

         "END USER(S)" mean all end users of a web site.

         "KEY CUSTOMER(S)" means customers or partners who provide more than $1,000,000 in advertising revenue to Microsoft. Key customers may not include Insight Express, Harris Interactive, Decision Analysts, NPD, Knowledge Networks, ComScore, Market Tools, e-shearch, Evaluations, Survey Sampling, SPSSmr, and the companies owned or controlled by NFO, Market Facts, UBM, The Kantar Group, Aegis, Interpublic Group and Taylor/Nelson/Sofres

         "LINK" means an embedded icon, object, graphic or text within a web page that consists of a hypertext pointer to the Co-Branded Survey Site.

         "MSN TEMPLATE" means the MSN Template set forth in Exhibit 1.

         "MSN" means (i) the broadband and narrowband U.S., English language version aggregation of Microsoft and third party web sites (as such properties may change from

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         time to time in Microsoft's sole discretion), which is currently or hereafter marketed by Microsoft as "The Microsoft Network" and/or "MSN"; (ii) MSN Vertical Providers (except as provided below), and
         (iii) any successor, replacement or new versions of the foregoing web site branded "MSN" or "The Microsoft Network." "MSN" includes all versions of MSN that are co-branded with third parties (or their successors or replacements) for which Microsoft controls the majority of the web site. "MSN" does not include (i) Microsoft Product web sites such as www.microsoft.com; (ii) MSN Vertical Providers not controlled exclusively by Microsoft (e.g., MSNBC); and (iii) international versions of MSN or non-English language versions of MSN (whether international or in the U.S.).

         "MSN VERTICAL PROVIDER" means a Microsoft joint venture or third-party content provider web site linked to or from the MSN home page or other part of MSN (such as a Channel or sub-Channel) during the Term, where
         (i) the branding of the default home page as a result of such Link is either co-branded with MSN or controlled exclusively by such Content provider, and (ii) the operation of such web site may be controlled exclusively by such third party content provider. For example, MSNBC, ESPN, WebMD and Expedia are the respective MSN Vertical Providers of the "news," "sports," "health" and "travel" Channels on MSN as of the Effective Date.

         "PORTAL" means any general interest or specialty subject web site available to the public on the internet through direct or password protected access, either free or subscription based, that aggregates content and services such as search functionality and links to other web sites for purposes of advertising or transactional revenue, including but not limited to, web sites such as AOL, Yahoo, Lycos, Excite or InfoSpace.

         "ROUTER PAGE(S)" means those Co-Branded Survey Site page(s) that host a questionnaire which qualifies an End User as a potential survey participant.

         "SURVEY(S)" means the market research survey(s) created, marketed and made available by GFOL on the Co-Branded Survey Site.

2.       GFOL'S RIGHTS AND OBLIGATIONS. During the Term:

         2.1 GFOL will develop, maintain and host the Co-Branded Survey Site, including but not limited to, the Router Pages and the Surveys;

         2.2 GFOL will, at Microsoft's request, include within each questionnaire on each Router Page, one question provided by Microsoft that is separate and unrelated to the other qualifying questions within the questionnaire;

         2.3 GFOL will display each page of the Co-Branded Survey Site, including but not limited to the Router Pages and pages hosting the Surveys, within the MSN Template, in accordance with the usage guidelines set forth in Exhibit 1;

         2.4 GFOL will ensure that the Co-branded Survey Site complies with the MSN Service Level Agreement ("SLA") set forth in Exhibit 2;

         2.5 GFOL will provide a link to the GFOL privacy statement on all Co-Branded Survey Site pages in a manner that makes the privacy statements readily accessible to End Users. The GFOL privacy statements will comply with industry-standard privacy guidelines and practices including, without limitation, guidelines and practices recommended by the Better Business Bureau Online (BBB Online), Online Privacy Alliance and/or TRUSTe. In cases where GFOL asks Survey respondents recruited via MSN for permission to disclose their personally identifiable information to third parties, GFOL [****];

         2.6 GFOL will be responsible for all customer support for End Users of the Co-Branded Survey Site; 2.7 GFOL will bear all costs related to the Co-Branded Survey Sites,

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         2.7      GFOL will bear all costs related to the Co-Branded Survey
                  Sites, including but not limited to, the cost of developing, maintaining and hosting the Survey Site and all customer service costs; and

         2.8 GFOL may, at its sole option, elect to participate in a 30-day trial period of Microsoft's new ad inventory optimization model. Such 30-day trial period must occur within the first 60 days of this Agreement. During the trial period, Microsoft will incur the costs of creating the ad inventory and GFOL will pay Microsoft for all Clicks delivered to the Co-Branded Survey Site as set forth in Section 9.

         2.9 GFOL will post surveys on the Co-Branded Survey Site which request participants to provide information concerning their [****].

3.       MICROSOFT'S RIGHTS AND OBLIGATIONS. During the Term:

         3.1 Microsoft will promote the Co-Branded Survey Site on all MSN channels via integrated Links on GFOL's reasonable request. The location of the integrated links on each channel will be determined by Microsoft based on existing and future contractual commitments and editorial considerations.

         3.2 Microsoft will be responsible for the design, content and placement of all such Links on MSN, provided however that (a) Microsoft will appoint at least one producer who will work with GFOL to execute media plans necessary to attract End Users of MSN to the Co-Branded Survey Site; (b) placement of the Links on MSN will be determined based on the demographic profile of qualifying survey respondents needed to complete surveys; and (c) the parties will work together to determine the optimal messaging of the Links for each MSN Channel and in connection with different types of Surveys.

         3.3 Microsoft will work together with GFOL on Surveys requiring customized Links and or customized Link placement within certain MSN Channels. In such cases, GFOL will provide Microsoft with at least one week's prior notice so that Microsoft can create, schedule and launch such customized Links and/or Link placement.

         3.4 Microsoft will bear all costs related to the development, design and placement of Links within MSN.

         3.5 Microsoft may change, revise or redesign the MSN Template from time to time at its sole discretion.

4. OWNERSHIP. GFOL will own all design, technology, code, and other materials provided by GFOL in connection with the Research Surveys and the Co-Branded Survey Site. Microsoft will own all design, technology, code, and other materials provided by Microsoft in connection with the Research Survey and the Co-Branded Survey Site.

5. PASSPORT. Within 60 days of the Commercial Release Date of MSN's rewards program, GFOL will implement Passport on the Co-Branded Survey Site so that End Users of the Co-Branded Survey Site can participate in all Passport enabled incentives, including without limitation, points or reward incentives. GFOL will adopt MSN's rewards program provided adoption of the rewards program has a neutral economic impact relative to GFOL's existing incentive program.

6. CLICKS FORECAST. Every [****] GFOL will provide Microsoft with a forecast of the maximum number of Clicks that it will require during the succeeding [****] period ("Click Forecast"). These Clicks Forecasts will include the number of completed Surveys, estimated number of Clicks, and general demographic information about the desired Survey respondents.

7. CLICKS GUARANTEE. During the Term of the Agreement, on a quarterly basis commencing on the Commercial Release Date, Microsoft will guarantee GFOL a minimum of the lesser of (i) the number of Clicks Forecast by GFOL for that quarter; and (ii) the number of Guaranteed Clicks for that quarter as set forth in Exhibit 3 ("Clicks Guarantee"). If

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         Microsoft does not meet its Clicks Guarantee for any quarter, then the
         Guaranteed Quarterly Payment due from GFOL to Microsoft for that quarter shall be reduced accordingly by $[****] per Click shortfall amount. For example, the Clicks Guarantee for Q1 is [****] but if Microsoft only delivers [****] Clicks for this quarter, then GFOL's Q1 Guaranteed Quarterly Payment to Microsoft of $[****] will be reduced by $[****] or ($[****] minus (shortfall of [****] Clicks x $[****])).
         Notwithstanding the above, once a year, Microsoft will have the option of making up any shortfall of Clicks for any one [****] in the succeeding [****].

8. EXCLUSIVITY. During the Term, Microsoft will be the exclusive Portal promoting and distributing GFOL's web surveys. GFOL will not enter into any agreement with any other company for distribution or promotion of GFOL's web surveys via any other Portal. GFOL's exclusivity obligations will expire if (i) during the first [****] after the Commercial Release Date, Microsoft fails to meet its Clicks Guarantee as outlined in
         Section 7 for such year period; and (ii) during the previous [****] period, GFOL provided Microsoft with revenue which was equal to or greater than [****] of GFOL's Guaranteed Quarterly Payments set forth in Section 9.3. Additionally, during the Term, GFOL will be Microsoft's exclusive third party web survey partner for recruiting Survey respondents via integrated content. Microsoft's exclusivity obligations shall expire if (i) during the first [****] after the Commercial Release Date, Microsoft meets its Clicks Guarantee as outlined in
         Section 7 for this year period; and (ii) during the previous [****] period, GFOL failed to provide Microsoft with revenue which was equal to or greater than [****] of GFOL's Guaranteed Quarterly Payments set forth in Section 9.3. Notwithstanding the above, Microsoft can conduct its own web surveys or web surveys on behalf of Key Customers either directly or through third parties, provided that such web surveys, or recruitment for such web surveys, are not displayed on MSN pages containing GFOL's integrated content placements. In addition, Microsoft may sell banner advertisements to companies for the purpose of recruiting survey respondents for web surveys other than GFOL's Surveys, provided that (i) Microsoft does not appoint a producer to manage the placement and content of such ads, and (ii) the ads will not be displayed on pages displaying GFOL's integrated content placements (if such blocking is not technically and economically feasible as of the commercial availability of the Service, it will be implemented as soon as technically and economically feasible).

9.       PAYMENTS.

         9.1 ADVANCE PAYMENT. GFOL will pay to Microsoft a one-time, non-refundable, advance payment of [****] within forty five
                  (45) days of the Effective Date, which shall be credited toward the Guaranteed Quarterly Payments payable to Microsoft by GFOL under Section 9.3 below.

         9.2 CLICKS PAYMENT. During the Term, on a [****] basis, GFOL will pay Microsoft $[****] for every Click delivered by Microsoft ("Per Click Fee"). The parties will meet [****] after the Commercial Release Date to determine if the ratio of Clicks to completed Surveys has increased beyond the estimation in
                  Exhibit 4. If so, the Per Click Fee for the next [****] quarters will be increased by that same percentage. The Per Click Fee will be evaluated every [****] thereafter and will be adjusted upward or downward for subsequent quarters depending on the current ratio of Clicks to completed Surveys, but in no event will the Per Click Fee be less than $[****].

         9.3 GUARANTEED QUARTERLY PAYMENTS. During the Term, GFOL will guarantee Microsoft the following quarterly payments, provided that Microsoft meets its Clicks Guarantee each quarter as set forth in Section 7:

                  a. During the first twelve months after the Commercial Release Date, GFOL will guarantee Microsoft quarterly payments as follows: Q1-$[****]; Q2-$[****];
                           Q3-$[****] and Q4-$[****].

                  b. If the Term is extended, GFOL will guarantee Microsoft quarterly payments of $[****] per quarter.

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         9.4      CAP ON QUARTERLY PAYMENTS. GFOL's quarterly payments to
                  Microsoft will be the greater of the revenue guarantee or up to 110% of the Clicks Forecast multiplied by the then current Click Payment but will not be more than 110% of the Clicks Forecast multiplied by the then current Click Payment.

         9.5 All payments by GFOL to Microsoft shall be made on a quarterly basis during the Term. Microsoft will invoice GFOL on a monthly basis, with all payments due and payable net Forty-five (45) days from the end of each calendar quarter.

10.      REPORTING AUDITS.

         10.1 REPORTING. On a monthly basis, GFOL shall report to Microsoft the following information related to the Co-Branded Survey
                  Site: Router Page views; qualified Surveys respondents; and completed Surveys from the co-branded Survey Site. On a monthly basis, Microsoft shall report to GFOL the number of Clicks, broken down by MSN Channel.

         10.2 AUDITS. Each party will keep all usual and proper records and books of account and all usual and proper entries and other documentation relating to all payments owed or paid by such party, and all revenue, traffic, user and other data and reports submitted or required to be tracked or submitted by such party under this Agreement. During the Term and for a period of one (1) year following the expiration or termination of this Agreement, each party will have the right to cause an audit and/or inspection to be made of such records of the other party in order to verify statements issued by such other party and its compliance with the terms of this Agreement. Any such audit will be conducted: (a) by an independent certified public accountant from a big six accounting firm selected by the auditing party (other than on a contingent fee basis); (b) during regular business hours at the facilities of the party being audited, upon at least thirty (30) days' prior written notice; and (c) no more often than once every twelve (12) months. The party requesting the audit will bear the full cost of the audit except where an audit reveals a payment underreporting discrepancy of greater than five percent (5%), in which case the audited party will bear the full cost of the audit.

11       REPRESENTATIONS AND WARRANTIES; DISCLAIMERS AND LIMITATIONS.

         11.1     Each party hereby represents and warrants as follows:

                  11.1.1 Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  11.1.2 Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  11.1.3 This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

         11.2     Microsoft further represents and warrants that:

                  11.2.1 All materials delivered by Microsoft to GFOL for use on the Co-Branded Survey Site, including without limitation the MSN Template, do not infringe the copyrights, trademarks, service marks or any other personal or proprietary right of any third party; and

                  11.2.2 Microsoft will not use the GFOL Marks except as provided in this Agreement.

         11.3     GFOL further represents and warrants that:

                  11.3.1 All materials delivered by GFOL to Microsoft for use on MSN, including without limitation GFOL Marks, do not infringe the copyrights,

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                           trademarks, service marks or any other personal or
                           proprietary right of any third party;

                  11.3.2 The Co-Branded Survey Site and all services, content and actions occurring on the Co-Branded Survey Site, including without limitation the Surveys and Router Pages, (other than materials provided by Microsoft), are, and all times will be, in compliance with all applicable laws;

                  11.3.3 The Co-Branded Survey Site and all services, content and/or material contained therein, including without limitation the Surveys and Router Pages, (other than materials provided by Microsoft) are, and at all times will be, of the same quality and nature;

                  11.3.4 To the best of GFOL's knowledge, those portions of any content, service and/or material created by GFOL do not contain any information, instruction or formula that when viewed, followed or used in accordance with their terms by a reasonably prudent person, and subject to any caveats, disclaimers or warnings provided, would place an individual, in a substantial degree of risk of bodily harm; and

                  11.3.5 GFOL will not use the MSN Template except as provided in this Agreement.

         11.4 Effective no later than the Effective Date and throughout the term of this Agreement, GFOL will procure and maintain the following insurance coverage. Such insurance will be in a form and with insurers reasonably acceptable to Microsoft, and will comply with the following minimum requirements:

                  11.4.1 Commercial General Liability Insurance of the Occurrence Form with policy limits of not less than Five Million Dollars ($5,000,000) combined single limit each occurrence for Bodily Injury and Property Damage combined, and Five Million Dollars ($5,000,000) Personal and Advertising Injury Limit; and

                  11.4.2 Errors & Omissions Liability / Professional Liability Insurance with policy limits of not less than Five Million Dollars ($5,000,000) each claim with a deductible of not more than $25,000. Such insurance will include coverage for infringement of proprietary rights of any third party, including without limitation copyright and trademark infringement as related to GFOL's performance under this Agreement. Throughout the term of the Agreement, the Errors & Omissions Liability / Professional Liability Insurance retroactive coverage date will be no later than the Effective Date of this Agreement. Upon expiration or termination of this Agreement, GFOL will maintain an extended reporting period providing that the claims first made and reported to the insurance company within one (1) year after the end of this Agreement will be deemed to have been made during the policy period.

                  11.4.3 Promptly upon execution of the Agreement, GFOL will provide to Microsoft proof evidencing full compliance with the insurance requirements set forth herein. GFOL will notify Microsoft in writing at least thirty
                           (30) days in advance if GFOL's insurance coverage is to be canceled or materially altered so as to not comply with the requirements of this section.

         11.5 DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 11, NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTY OR CONDITION, RELATING TO THEIR RESPECTIVE SITES, ANY MATERIALS, DATA OR CONTENT IT PROVIDES IN CONNECTION HEREWITH, AND ITS PROVISION OF ALL SERVICES HEREUNDER, AND HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS, WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT, AND THE

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                  IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A
                  PARTICULAR PURPOSE, AND WHETHER OR NOT ARISING FROM A COURSE OF DEALING.

         11.6 LIMITATIONS ON LIABILITY. EXCEPT FOR DAMAGES ARISING OUT OF OR AS A RESULT OF (A) A BREACH OF THE NDA REFERENCED IN SECTION 13 OR (B) A PARTY'S INDEMNIFICATION OBLIGATION UNDER SECTION 12 SOLELY TO THE EXTENT ARISING FROM A THIRD PARTY CLAIM, NEITHER PARTY WILL BE LIABLE HEREUNDER FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTIAL DAMAGES (INCLUDING DAMAGES FOR LOST PROFITS, LOST OPPORTUNITIES) OR ANY PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF SUCH PARTY HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES (PROVIDED THAT THIS LIMITATION WILL NOT LIMIT EITHER PARTY'S OBLIGATION TO INDEMNIFY THE OTHER PARTY AS SET FORTH IN SECTION 12).

12.      INDEMNIFICATION.

         12.1 OBLIGATION TO INDEMNIFY. Provided that notice has been given as set forth in Section 15, the parties agree to indemnify, defend, and hold each other and their successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses (including reasonable attorneys' fees) and damages to the extent arising out of or in connection with any claim by a third party which, if true, would be (i) a breach of this Agreement, including without limitation, a breach of any warranty set forth in this Agreement; or (ii) an infringement of the copyright, patent, trademark, trade name, or other intellectual property right of any person related to materials of or provided by the indemnifying party. Provided that notice has been given as set forth in Section 15, GFOL agrees to indemnify, defend, and hold Microsoft and its successors, officers, directors and employees harmless from any and all actions, causes of action, claims, demands, costs, liabilities, expenses (including reasonable attorneys' fees) and damages arising out of or in connection with any claim by an End User or Employer relating to the Co-Branded Survey Site; provided that GFOL will have no obligation to indemnify Microsoft from any and all actions, causes of action, claims, demands, costs, liabilities, expenses (including reasonable attorneys' fees) and damages which are based upon the actions or omissions of Microsoft or the failure by Microsoft to comply with its obligations under this Agreement.

         12.2 INDEMNIFICATION PROCESS. If any action will be brought against either party (the "Claimant") in respect to which indemnity may be sought from the other party (the "Indemnifying Party") pursuant to the provisions of this Section 12, the Claimant will promptly notify the Indemnifying Party in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The Claimant will cooperate with the Indemnifying Party at the Indemnifying Party's expense in all reasonable respects in connection with the defense of any such action. The Indemnifying Party may, upon written notice to Claimant, undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it will also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel, and payment of all expenses. Claimant will have the right to employ separate counsel and participate in the defense; provided that the Indemnifying Party will control the defense. In the event that the parties materially disagree on any aspect of the defense, then the Claimant may elect to pursue its own defense and the Indemnifying Party's indemnification obligation will cease. The Indemnifying Party will reimburse Claimant upon demand for any reasonable payments made or loss suffered by it

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                  at any time after the date of tender, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement, approved in writing by the Indemnifying Party, of claims, demands, or actions, in respect to any damages to which the foregoing relates.

13.      CONFIDENTIALITY AND MEDIA COMMUNICATIONS.

         13.1 Microsoft and GFOL agree that the terms of the Microsoft Non-Disclosure Agreement ("NDA") executed by the parties and dated July 2, 2001, will be deemed incorporated herein, and further, that all terms and conditions of this Agreement will be deemed Confidential Information as defined in such NDA.

         13.2 Neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent will not be unreasonably withheld.

         13.3 IF GFOL plans to file the Agreement with the Securities and Exchange Commission or any other securities exchange or market, regulatory authority or similar body, then GFOL must provide Microsoft no less than three (3) business days before the expected date of such filing, a copy of the Agreement and any amendments to the Agreement marked to show the items on which GFOL plans to seek confidential treatment.

14.      TERM AND TERMINATION.

         14.1 TERM. This Agreement will begin on the Effective Date and will continue for a period of one (4) years from the Commercial Release Date, unless earlier terminated as set forth in this
                  Section 14 (the "Term"). At GFOL's option, the Term may be terminated for convenience or otherwise by providing Microsoft notice of its intention to terminate within ninety (90) days in advance of the first anniversary of the Commercial Release Date. This Agreement may be terminated for convenience or otherwise by either party by providing the other with notice of its intention to terminate within ninety (90) days in advance of the second and third anniversary of the Commercial Release Date

         14.2 TERMINATION. This Agreement may be terminated by either party prior to its natural expiration if any of the following events of default occurs:

                  14.2.1 The other party materially breaches this Agreement or the SLA, or any provision hereof or thereof, including failure to pay any amount(s) due hereunder; or

                  14.2.2 The other party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or

                  14.2.3 A petition under any bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by the other party; or if such a petition is filed by any third party, or an application for a receiver of the other party is made by anyone and such petition or application is not resolved favorably to such party within sixty (60) days.

                  14.2.4 Microsoft fails to meet its Clicks Guarantee for any quarter and does not cure such shortfall during the sixty (60) day notice period required per Section 14.5.

         14.3 In addition, Microsoft may terminate this Agreement prior to its natural expiration if GFOL fails to meet its Quarterly Guarantee for any quarter and does not cure such shortfall during the sixty (60) day notice period required per Section 14.5.

         14.4 In addition, GFOL may terminate this Agreement prior to its natural expiration if any of the following occur:

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                  14.4.1   During the first six (6) months of the Term, GFOL
                           shall have the one-time option to terminate this Agreement if the percentage of Clicks to Router Page Visits and Router Page Visits to completed Surveys is significantly below the level listed in Exhibit 4. A Router Page Visit is defined as each instance when an End User (i) clicks through to a Router Page; (ii) completes the screening questions on the Router Page; and (iii) clicks the "Take Me To A Survey" button on the Router Page.

                  14.4.2 Pre-Sales Period. In addition, through January 30, 2002 GFOL shall use its best commercial efforts to pre-sell the Market Research Survey Service. If, despite these efforts, GFOL is unable to successfully pre-sell the Market Research Survey Service, GFOL may give notice of its intent to cancel this Agreement. The pre-sales period will be deemed successful if on or before its conclusion, GFOL has obtained binding contracts for the sale of at least $[****] worth of services to be rendered through the Co-Branded Survey Site in the first year of its commercial availability

         14.5 Termination under Section 14.2.1, 14.2.4 and 14.3 above will be effective sixty (60) days after written notice of termination given by the non-defaulting party to the defaulting party, if the defaulting party's defaults have not been cured within such sixty (60) day period. Termination under Sections 14.2.2, 14.2.3 and 14.4.2 will be effective upon notice. Termination under Section 14.4.1 above will be effective thirty (30) days from delivery of the written notice of termination. The rights and remedies provided in Section 14 will not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement. In the event a non-defaulting party in its discretion elects not to terminate this Agreement under Section 14.1, such election will not be a waiver of any and all claims of that party for such default(s). Further, the non-defaulting party may elect to leave this Agreement in full force and effect and to institute legal action against the defaulting party for specific performance and/or damages suffered by such party as a result of the default(s).

         14.4 RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION. Promptly upon termination or expiration of this Agreement GFOL will immediately cease and desist from all use of the MSN Template on the Co-Branded Survey Site.

         14.5 SURVIVAL. The following provisions will survive termination or expiration of this Agreement: Sections 9 through 16.

15.      NOTICES.

         All notices and requests in connection with this Agreement will be deemed given as of the day they are received via messenger or delivery service, or in the United States mail, postage prepaid, certified or registered, return receipt requested, or via facsimile, and addressed as follows:

         If to GFOL                                         If to Microsoft

         Jonathan Flatow, General Counsel                   [****]
         21 River Road
         Wilton, CT 06897
         Tel. 203-834-5858
         Fax. 203-846-5749

         A party may change its address by giving the other party written notice in the manner set forth above.

16.      GENERAL.

         16.1 GOVERNING LAW/JURISDICTION. This Agreement shall be construed and controlled by the laws of the State of Washington, and GFOL further consents to jurisdiction by the state or federal courts sitting in the State of Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

         16.2 ATTORNEYS' FEES. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees, costs and other expenses.

         16.3 ENTIRE AGREEMENT/WAIVER. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement will not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of GFOL and Microsoft's by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

         16.4 ASSIGNMENT. The agreement between the parties will be binding upon and inures to the benefit of each party's respective successors and lawful permitted assigns, however neither party may assign the agreement, or any rights or obligations under it, whether by contract or by operation of law, except with the express written consent of the other party, which consent will not be unreasonably withheld.

         16.5 SEVERABILITY. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

         16.6 NO JOINT VENTURE. Neither this Agreement, nor any terms and conditions contained herein, will be construed as creating a partnership, joint venture, agency relationship or as granting a franchise.

         16.7 SECTION HEADINGS. The section headings used in this Agreement are intended for convenience only and will not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Test Period Agreement as of the date written next to their name.

MICROSOFT CORPORATION                               GREENFIELD ONLINE, INC.
("MICROSOFT")                                       ("GFOL")

By /s/ Corey H. Van Arsdale                         By /s/ Dean Wiltse
   -----------------------------                       -------------------------

Name Corey H. Van Arsdale                           Name Dean Wiltse

Title General Manager, new business development     Title CEO

Date 11/28/01                                       Date 11/28/01

                                    EXHIBIT 1

                                  MSN TEMPLATE

                                    EXHIBIT 2

                           MSN SERVICE LEVEL AGREEMENT

EXECUTIVE OVERVIEW

      This agreement details the service availability of the Co-Branded Pages.

SERVICE AVAILABILITY

      The parties' objective for the Agreement is to establish a record of service availability, averaged over an annual basis, of 99.5%, or less than 0.5% failure rate subject to the exceptions below. The service availability will be measured over a thirty (30) day period (the "Service Availability"). The purpose of this metric is to establish a baseline objective that meets the parties' expectations.

      In the event of any material deviation from the Service Availability objective, as measured over a thirty (30) day period, GFOL shall take the steps described below under "Technical Support and Problem Escalation" to restore the level of service for the Co-Branded Pages to a fully operational condition.

      In the event that GFOL does not meet the foregoing Service Availability in any thirty (30) day period, GFOL shall be required, for an adjacent period of sixty (60) days, to provide a dedicated person to resolve GFOL's failure to meet the Service Availability. If, after such sixty (60) day period has expired, GFOL again fails to meet the Service Availability requirement in any consecutive thirty (30) day period as set forth above, then for each consecutive thirty (30) day period GFOL fails to meet such requirement (each an "Additional Failure"), Microsoft may invoice GFOL for Twenty Five Thousand Dollars ($25,000.00) ("Service Failure Payment"). Such amount shall be due 30 days from the date GFOL receives such invoice. In the event there are four or more Additional Failures in any calendar year during the Term, either party may elect to terminate the Distribution and License Agreement to which this Attachment is attached. Notwithstanding the foregoing, in the event that, despite such Additional Failures, the average annual measure of GFOL's Service Availability meets or exceeds the Service Availability requirements above, Microsoft shall refund any Service Failure Payments paid by GFOL for the applicable year. The remedies set forth herein for failure to perform are in addition to any other remedies that Microsoft may have under the Agreement.

MEASUREMENT

      Microsoft will monitor the availability of the services using appropriate measurement tools. GFOL Services will be monitored at border routers for the MSN data centers.

      Microsoft will use third party industry standard systems, such as Sitescope, developed by Freshwater Software, to measure and monitor quality of service. Microsoft uses Sitescope to measure availability of its own sites, including the MSN network. Microsoft uses measurements taken at border maters of the MSN data center for calculating service levels. Availability data from the point of view of the user is also collected, but this is for informational purposes only and not to be used for calculation of service availability.

      The GFOL Services listed below will be sampled at two (2) minute intervals or more often as Microsoft determines in its sole discretion:

                         http://www.greenfieldonline.com

EXPECTATIONS

      Unlike traditional service organizations that provide service level agreements, Internet services like the GFOL Website are routinely impacted by events that GFOL may have no control over and which events may negatively impact the Service Availability. Accordingly, the occurrence of any of the following events shall constitute an exception to GFOL's obligation to meet the Service Availability objective specified above:

      1. An outage of services that is due to the failure or non-performance of any equipment, connections, or services that are not under the direct control or supervision of GFOL; or

      2. An outage of services caused by a third party, including MSN, not under the direct control or supervision of GFOL, including but not limited to, GFOL or its employees, contractors or subcontractors; or

      3. An outage caused by scheduled routine or preventive maintenance unless such maintenance is performed outside of the specified time that has been mutually agreed to by the parties (GFOL shall perform such routine or preventative maintenance during times that will minimize impact to end-users, and the parties agree that such time is initially designated as Tuesdays from 3 to 6 a.m. Eastern Time), or

      4. An outage of Services that is caused by an event that is beyond the reasonable control of GFOL (e.g., acts of God, acts of any government in its sovereign or contractual capacity; fires; floods; snowstorms; hurricanes, tornadoes, earthquakes; epidemics; quarantine restrictions; wars, riots, rebellions, insurrections or civil unrest; strikes or other work stoppages; hacker attacks such as "Denial of Service").

OPERATING STANDARDS

      GFOL Operations will maintain a high degree of operational support. The services that comprise operational support include monitoring the software that provides the Co-Branded Pages managing the computers that run that software, and managing the key infrastructure pieces such as the networking architecture and interact connectivity that are required to allow customers to reach and utilize the Co-Branded Pages.

TECHNICAL SUPPORT AND PROBLEM ESCALATION

      This section describes GFOL's process for handling technical support requests. The process is comprised of three key elements:

            -     Priority level definitions and assignment

            -     Escalation process

            -     Response times

      The technical support request processing details listed below provide the criteria that should be used to define the four priority levels for a technical support request made by Microsoft to GFOL.

      GFOL shall cooperate with Microsoft in order to facilitate GFOL's provision of the Channel on a continuous basis. For example (and by way of illustration and not limitation), Microsoft shall: (1) promptly notify GFOL (as described below) when it believes that a problem requiring technical support has arisen; (2) reasonably cooperate with GFOL with respect to troubleshooting and/or resolution of the problem; and (3) furnish GFOL with such relevant information as Match may reasonably require in order to provide technical support.

PRIORITY LEVEL DEFINITIONS AND ASSIGNMENTS

      With Microsoft's input, GFOL will assign each technical support request a priority level based on the criteria listed below.

        PRIORITY                           CRITERIA AND EXAMPLES
--------------------------------------------------------------------------------
IMMEDIATE                CRITERIA:

                              -   One of the following web sites is unavailable:

                         HTTP://WWW.SURVEYROUTER.COM

                         HTTP://WWW.GREENFIELDONLINE.COM
                         ADDRESS FOR AWARD REDEMPTION PAGE
                         (DOES NOT EXIST YET)

                              -   Service malfunction is causing serious
                                  disruption to the normal operation
                                  capabilities as seen by Microsoft MSN users and/or Microsoft's Operations Team.

                         EXAMPLES:

                              -   Page is unavailable

                              - Significant functionality on web sites is unavailable due to broken links or otherwise malformed web content.
--------------------------------------------------------------------------------
HIGH                     CRITERIA:

                              - Obvious and significant flaw in quality of at GFOL Property or Service apparent to fifty percent (50%) or more of Microsoft/MSN users.

                              - Obvious and significant flaw in quality of Property or Service that produces errors or degrades performance of Microsoft Ads Serving Engine

                         EXAMPLES:

                              -   Content feeds are frequently unavailable

                              -   Content feeds are continually errant

                              - Partner URL is incorrectly coded for serving Microsoft-served Ads and results in scripting errors that degrade the performance/availability of Ads Servers.

                              -   Certain security-related issues
--------------------------------------------------------------------------------
NORMAL                   CRITERIA:

                              - Problem with any Property or Service that is inconvenient but can be worked around or affects less than twenty-five percent (25%) of Microsoft/MSN users.

                         EXAMPLES:

                              -   A particular piece of content is unavailable.
--------------------------------------------------------------------------------
PROJECT                  CRITERIA:

                              - System enhancement or improvement requests that can be planned into a normal release cycle. These requests are presented to program management for assessment and prioritization into the release schedule.

                         EXAMPLES:

                              - Request for a new information service that is not part of a current service.

                              -   Request for a new report type or report
                                  format.

      If GFOL discovers problems of immediate or high priority; GFOL will notify Microsoft Service Operations Center (SOC) as soon as possible using commercially reasonable efforts.

      GFOL may, upon consultation with MSN, downgrade the priority level of a problem if GFOL determines, in good faith, that the problem does not meet the priority level first assigned to it by Microsoft.

ESCALATION PROCEDURES

      In the event that Microsoft discovers a problem, the following process should be used for problem resolution call escalation.

      Microsoft shall provide GFOL with a list of authorized personnel (the "Authorized Microsoft Representatives") who are authorized to contact GFOL, which person(s) shall have the technical capability and authority to make appropriate decisions on behalf of MSN. Microsoft shall be responsible for providing GFOL with updated information (as necessary) regarding such authorized personnel. GFOL shall have no obligation to take any action based upon a report from any person purporting to represent Microsoft unless such person is an Authorized Microsoft Representative and can provide sufficient information (i.e. password) to verify his or her identity.

      In order to minimize confusion, maintain security, and streamline the communications between Microsoft and GFOL, when reporting a problem or when following up on a problem, the Microsoft Authorized Representative shall provide GFOL contact with the following information:

      1. The GFOL name and particular service(s) that is (are) experiencing a problem;

      2. The name of the Authorized Microsoft Representative who is making the report;

      3. The prearranged mutually agreed upon password (initially "__________") for verification;

      4.    An E-mail notification address or alias to facilitate communication;

      5.    All relevant detail information regarding the problem; and

      6. Other pertinent contact information, which shall include but not be limited to, a telephone number and or a pager number for the Authorized Microsoft Representative.

      As described in greater detail below under "Response Time Targets," GFOL representative will: (1) provide the Authorized Microsoft Representative with a problem tracking number; (2) work through the GFOL-established escalation process to facilitate timely resolution of the problem; and (3) provide the Authorized Microsoft Representative with updated information specific to the problem.

      It should be understood that the Authorized Microsoft Representative does not have the authority to instruct GFOL to perform any direct action concerning any equipment, software or network that constitute the GFOL Service. Similarly, it should be understood that no GFOL representative has the authority to instruct Microsoft to perform any direct action concerning any equipment, software or network that constitutes the MSN service.

RESPONSE TIME TARGETS

----------------------------------------------------------------------------------------------
      PRIORITY            INITIAL RESPONSE          UPDATE INTERVAL         RESOLUTION GOAL
----------------------------------------------------------------------------------------------
Immediate              60 minutes or less          Every 2 hours          4 hours
----------------------------------------------------------------------------------------------
High                   60 minutes or less          Every 4 hours          8 hours
----------------------------------------------------------------------------------------------
Normal                 1 business day or less      Weekly                 1 week or less
----------------------------------------------------------------------------------------------
Project                1 business day or less      Weekly                 Next product release
----------------------------------------------------------------------------------------------

      GFOL will use commercially reasonable efforts to meet the above Response Time Targets.

      If a Resolution Goal is not met, an advisory will be provided to Microsoft's contact point. In, "Immediate" priority situations where Resolution Goals are not met, GFOL will provide contact information to extend the escalation path up through executive management.

INITIAL RESPONSE

      Initial response is defined as the first contact provided to Microsoft after the Authorized Microsoft Representative has submitted a service request through the above-mentioned escalation procedure. This response may be in the form of an email message, phone call, or personal acknowledgement and will normally contain the service request number for tracking purposes.

UPDATE INTERVAL

      The update interval is defined as any communication between Match support or product team and Microsoft where the status and plan of action for the service request is communicated. The purpose of these updates is to keep Microsoft informed of the progress being made to resolve the problem reported through the service request, to gather additional details for support or troubleshooting purposes, or to communicate a resolution of the problem, to Microsoft.

CONTACT NAMES AND PHONE NUMBERS

      In order to keep communication lines open between both companies, the following information is required. Microsoft in turn will provide GFOL with our escalation contact information.

-----------------------------------------------------------------------------------------------
TIER SUPPORT           NAME                       EMAIL                       PHONE NUMBERS
-----------------------------------------------------------------------------------------------
   Tier 1         Support Center        websupport@greenfield.com         Work: (203) 846-5888
                                                                          Cell:
                                                                          Pager:
                                                                          Home:
-----------------------------------------------------------------------------------------------
   Tier 2         Adam Fleisher         afleisher@greenfield.com          Work: (203) 846-5837
                                                                          Cell:  (203) 521-9888
                                                                          Pager:
                                                                          Home:
-----------------------------------------------------------------------------------------------
   Tier 3         Alex Grinberg         agrinberg@greenfield.com          Work: (203) 846-5860
                                                                          Cell:  (203) 984-5813
                                                                          Pager:
                                                                          Home: (203) 926-0239
-----------------------------------------------------------------------------------------------

EXHIBIT 3

                                GUARANTEED CLICKS

                                                                                              ALL FUTURE
                      Q1                 Q2                  Q3                 Q4             QUARTERS
                    -------           -------          --------------     --------------    --------------
GFOL GUARANTEED
QUARTERLY PAYMENT   $[****]           $[****]           $[****]           $[****]           $[****]
PER CLICK FEE       $[****]           $[****]           TBD               TBD               TBD
MSN CLICKS
GUARANTEE           [****]            [****]            TBD (GFOL         TBD(GFOL          TBD(GFOL
                                                        GUARANTEED        GUARANTEED        GUARANTEED
                                                        QUARTERLY         QUARTERLY         QUARTERLY
                                                        PAYMENTS / PER    PAYMENTS / PER    PAYMENTS / PER
                                                        CLICK FEE), BUT   CLICK FEE), BUT   CLICK FEE), BUT
                                                        NO MORE THAN      NO MORE THAN      NO MORE THAN
                                                        [****]            [****]            [****]

                                   EXHIBIT 4

Ratio of Clicks to Router Pages Visits and Router Page Visit to completed
Surveys

Ratio of Clicks to Router Page Visit equals [****] Clicks for each Router Page Visit

Ratio of Clicks to completed Surveys equals [****] Clicks for each completed Survey

Microsoft Confidential                                                 911 Gifts

                                 AMENDMENT NO. 1

This AMENDMENT NUMBER 1 ("Amendment No. 1") to the Commercial Agreement (the "Agreement") is made by and between GREENFIELD ONLINE, INC. ("GFOL") and MICROSOFT CORPORATION ("Microsoft").

Microsoft and GFOL hereby agree to modify the Agreement as follows:

1.       Section 2.10 is hereby added as follows:

         2.10 With regard to all contests and/or sweepstakes held by GFOL on the Co-Branded Survey Site (collectively the "Sweepstakes"), GFOL will:

                  a. Coordinate and administer submission of all Sweepstakes;;

                  b. Draft the Sweepstakes rules ("Official Rules") and submit the Official Rules to Microsoft for review and approval at least thirty (30) days prior to launch of the Sweepstakes;

                  c. Assure state registration of the Sweepstakes, if required;

                  d. Evaluate and technically validate entries to the Sweepstakes;

                  e. Select Sweepstakes winner and verify Sweepstakes winners and their eligibility to win prizes;

                  f. Notify Sweepstakes winners and obtain affidavits of eligibility and publicity releases in a form approved by Microsoft;

                  g. Insure accuracy of all representations made in connection with the Sweepstakes;

                  h. Assure compliance with the Microsoft-approved rules and all applicable federal, state or local laws and regulations;

                  i. Report the names and addresses of all Sweepstakes winners and dates the prizes awarded by Microsoft were delivered to all applicable government authorities as required by law, including, without limitation, the federal Internal Revenue Service and all applicable state and local taxing authorities; and

                  j. File all tax forms (e.g., IRS Form 1099) for Sweepstakes prize winners as required by law.

2        Section 11.3 is hereby modified as follows (amendments in italics):

         11.3     GFOL further represents and warrants that:

                  11.3.1 All materials delivered by GFOL to Microsoft for use on MSN, including without limitation GFOL Marks, do not infringe the copyrights, trademarks, service marks or any other personal or proprietary right of any third party;

                  11.3.2 The Co-Branded Survey Site and all services, content and actions occurring on the Co-Branded Survey Site, including without limitation the Surveys, Router Pages and Sweepstakes (other than materials provided by Microsoft), are, and all times will be, in compliance with all applicable laws;

                  11.3.3 The Co-Branded Survey Site and all services, content and/or material contained therein, including without limitation the Surveys, Router Pages and Sweepstakes (other than materials provided by Microsoft) are, and at all times will be, of the same quality and nature;

                  11.3.4 All Sweepstakes will be conducted in compliance with the Microsoft-approved Official Rules and all applicable federal, state or local laws;

                  11.3.5 To the best of GFOL's knowledge, those portions of any content, service and/or material created by GFOL do not contain any information, instruction or formula that when viewed, followed or used in accordance

Microsoft Confidential                                                 911 Gifts

                           with their terms by a reasonably prudent person, and subject to any caveats, disclaimers or warnings provided, would place an individual, in a substantial degree of risk of bodily harm; and

                  11.3.6 GFOL will not use the MSN Template except as provided in this Agreement.

Except as specifically modified herein or in prior amendments, all other terms and conditions of the Agreement shall remain in full force and effect.

WHEREBY the parties enter into this Amendment as of the later of the two signatures dates below ("the Effective Date of this Amendment Number 1").

      MICROSOFT CORPORATION                  GREENFIELD ONLINE, INC.

By (Signature) /s/ David Britain                 /s/ Dean Wiltse
               ----------------------        -----------------------------------

Name: David Britain                                Dean Wiltse
(Print Clearly)

Title: Bus. Dev. Mgr.                                 CEO

Date: 4/2/02                                         03/26/02

                                 AMENDMENT NO. 2
                           TO THE COMMERCIAL AGREEMENT

This AMENDMENT NUMBER NO. 2 ("Amendment No. 2") to the Commercial Agreement (the "Agreement") is made by and between GREENFIELD ONLINE, INC. ("GFOL") and MICROSOFT CORPORATION ("Microsoft").

WHEREAS, the parties entered into a Commercial Agreement on November 28, 2001, regarding an online Market Research Survey Service to be developed marketed and serviced by GFOL and distributed by Microsoft over the Microsoft Network.

WHEREAS, the parties desire to enter into this Addendum to provide for the development, marketing and sale of an "Entertainment Panel" comprised of individuals recruited on the Microsoft Network. Terms not otherwise defined herein will have the meaning ascribed to them in the Commercial Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.       The following definitions will be added to Section 1:

         "ACTIVE ENTERTAINMENT PANEL MEMBER" means a Valid Entertainment Panel Member who has taken at least one Entertainment Related Survey within the past thirty (30) day period.

         "ENTERTAINMENT PANEL" means the collection of individuals who have signed-up and opted-in to receive invitations from GFOL to take entertainment-related online surveys.

         "ENTERTAINMENT PANEL GROSS REVENUE" means gross revenue earned by GFOL for Entertainment Panel Members completing Entertainment Related Surveys.

         "ENTERTAINMENT PANEL MEMBER" means an individual who has signed-up to become a member of the Entertainment Panel.

         "ENTERTAINMENT PANEL SIGN-UP PAGE" means the GFOL web page where individuals may sign-up to become a member of the Entertainment Panel.

         "ENTERTAINMENT RELATED SURVEYS" mean surveys related specifically to the following:

         i. trailers, storyboards, concepts, sound tracks, advertising and promotional materials related to motion pictures;

         ii. pilots, trailers, storyboards, concepts, advertising and promotional materials for television programs;

         iii.     television commercials, storyboards and concepts therefore;

         iv.      music videos, storyboards and concepts therefore;

         v. the recording industry, including musical recordings, artwork, advertising and promotional materials;

         vi. video games, including graphics, story lines, concepts, artwork, advertising and promotional materials; and,

         "INITIAL RECRUITMENT PERIOD" means the period of time commencing when Microsoft first published links to the Entertainment Panel Sign-up Page on MSN and ending when the number of Valid Entertainment Panel Members reaches [****].

"QUALIFYING SURVEY" means a survey taken by an Entertainment Panel Member which GFOL receives payment for from a third party.

         "QUALIFYING SURVEY FEE" MEANS the $[****] fee paid by GFOL to Microsoft in connection with each Qualifying Survey taken by an Entertainment Panel Member.

         "RECRUITING FEE" means the $[****] fee paid by GFOL to Microsoft for each Entertainment Panel Member recruited by Microsoft via links displayed within MSN.

         "VALID ENTERTAINMENT PANEL MEMBER" means an Entertainment Panel Member that (i) has completed GFOL's double opt-in process for joining the Entertainment Panel; (ii) has not removed themselves from the Entertainment Panel; and (iii) whose email address on record with GFOL is valid.

2.       Section 2.11 is hereby added as follows:

         2.11     The Entertainment Panel. GFOL will:

                  a. Develop, host and maintain the Entertainment Panel Sign-up Page on its servers and be solely responsible for all customer support. The form and content of the Entertainment Panel Sign-up Page will be materially similar to the mock-up attached as Exhibit 5;

                  b. Be solely responsible for (i) all aspects involved in signing up Entertainment Panel Members via the Entertainment Panel Sign-up Page and (ii) any incentive or other payment to Entertainment Panel Members;

                  c. As soon as reasonably practical after the redesign of GFOL's database on the .Net platform (anticipated to be in August, 2002), adopt and utilize Microsoft Passport for all

                           Entertainment Panel Member authentication and sign-in functionalities and will include Microsoft Passport in the initial Entertainment Panel screening process;

                  d. Offer all media on the Entertainment Panel Sign-up Page in Microsoft's WindowsMedia technology;

                  e. May only use the Entertainment Panel for the sole purpose of requesting Entertainment Panel Members to fill out Entertainment Related Surveys;

                  f. Segregate the Entertainment Panel from its other online panels and shall not integrate or utilize the Entertainment Panel Members for its other online panels (provided that this restriction will not apply to those Entertainment Panel Members who are or become a member of GFOL's other panels, it being agreed that GFOL will not specifically target Entertainment Panel Members to sign up for GFOL's other panels); and

                  g. During the Initial Recruitment Period, provide Microsoft with weekly reports concerning (i) the number of new Entertainment Panel Members joining the Entertainment Panel during the reporting period; (ii) the cumulative number of Entertainment Panel Members,
                           (iii) the total and average number of Valid
                           Entertainment Panel Members; (iv) the total number of Active Entertainment Panel Members; and (v) the number of Entertainment Related Qualifying Surveys completed by Entertainment Panel Members during the reporting period. After the Initial Recruitment Period, GFOL will provide Microsoft with monthly reports, as detailed above, due within ten (10) days after the end of each calendar month.

                  h. Obtain Microsoft's prior approval with respect to any newsletters GOFL sends to Entertainment Panel Members.

3.       Section 3.6 is hereby added as follows:

         3.6      The Entertainment Panel. Microsoft will:

                  a. Promote the Entertainment Panel via links within MSN. The creation, content, size and placement of all links shall be within Microsoft's sole discretion, provided however that the links shall link MSN end users directly to the Entertainment Panel Sign-up Page, The parties agree that the goal of displaying these links within MSN is to attract [****] individuals appropriate for membership in the Entertainment Panel. Microsoft shall be responsible for all costs associated with displaying these links within MSN; and

                  b. Work with GFOL to modify Microsoft's placement of links within MSN to the Entertainment Panel Sign-up Page if the number of Valid Entertainment Panel Members falls below an average of [****] in any given month after the Initial Recruitment Period, or the number of Active Entertainment Panel Members falls below [****] in any given month after the Initial Recruitment Period.

                  c. At it's option, host an intermediate page (i.e. end users of MSN who click on links to the Entertainment Panel within MSN will first link to a page within MSN; all subsequent links on this intermediate page will link to the Entertainment Panel Sign-up Page).

4.       Section 9.6 is hereby added as follows:

         9.6 ENTERTAINMENT PANEL PAYMENTS. GFOL shall pay Microsoft a $[****] Recruiting Fee per new Entertainment Panel Member recruited via links displayed within MSN. Additionally, GFOL will pay Microsoft a $[****] Qualifying Survey Fee for each Entertainment Related, Qualifying Survey completed by an Entertainment Panel Member. Any Entertainment Panel payments made by GFOL to Microsoft under this Section 9.6 will not be credited toward the Guaranteed Minimum Payments detailed in
                  Section 9.3 or the Cap on Quarterly Payments outlined in
                  Section 9.4.1 of the Agreement. At the end of each three-month period during the Term of Addendum No. 2, GFOL will receive a credit against all Qualifying Survey Fees due to Microsoft equal to the amount of Recruiting Fees due to Microsoft for the same three-month period. If the Recruiting Fees due to Microsoft in any three month period are in excess of the Qualifying Survey Fees due to Microsoft for a three month period, that excess amount will be carried forward into succeeding three month periods as a credit against Qualifying Survey Fees.

5.       Section 14.1 is hereby modified as follows (amendments in italics):

         14.1 TERM. This Agreement will begin on the Effective Date and will continue for a period of four (4) years from the Commercial Release Date, unless earlier terminated as set forth in this
                  Section 14 (the "Term"). At GFOL's option, the Term may be terminated for convenience or otherwise by providing Microsoft notice of its intention to terminate within ninety (90) days in advance of the first anniversary of the Commercial Release Date. This Agreement may be terminated for convenience or otherwise by either party by providing the other with notice of its intention to terminate within ninety (90) days in advance of the second and third anniversary of the Commercial Release Date. This Amendment No. 2 may be terminated by Microsoft at any time, without cause, upon ninety

                  (90) days prior written notice to GFOL, and such termination will apply to this Amendment No. 2 only. Upon such termination of Amendment No. 2, the Agreement will remain in effect until the expiration of the Term, unless earlier terminated as set forth in Section 14 of the Agreement.

6.       Section 14.4 is hereby modified as follows (amendments in italics):

         14.4 RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION. Promptly upon termination or expiration of this Agreement GFOL will immediately cease and desist from all use of the MSN Template on the Co-Branded Survey Site and will delete all personally identifiable information regarding Entertainment Panel Members from its database and cease using the Entertainment Panel.

7.       A new Exhibit 5 is hereby added (see attached Exhibit 5).

Except as specifically modified herein or in prior amendments, all other terms and conditions of the Agreement shall remain in full force and effect.

WHEREBY the parties enter into this Amendment as of the later of the two signatures dates below ("the Effective Date of this Amendment Number 2").

MICROSOFT CORPORATION                             GREENFIELD ONLINE, INC.
("MICROSOFT")                                     ("GFOL")

By /s/ David Britain                              By /s/ Dean Wiltse
   ------------------------------                    ---------------------------

Name  David Britain                               Name  Dean Wiltse

Title Bus. Dev. Mgr.                              Title CEO

Date  May 15, 2002                                Date  May 10, 2002

                                 AMENDMENT NO. 3
                           TO THE COMMERCIAL AGREEMENT

This AMENDMENT NUMBER NO. 3 ("Amendment No. 3") to the Commercial Agreement is entered into by GREENFIELD ONLINE, INC. ("GFOL") and MICROSOFT CORPORATION ("Microsoft").

The parties entered into a Commercial Agreement on November 28, 2001, regarding an online Market Research Survey Service to be developed marketed and serviced by GFOL and distributed by Microsoft over the Microsoft Network.

The parties agree as follows:

1. The following definition in Section 1 of the Agreement is hereby modified as follows (amendments in italics):

         "SURVEY(S)" means the market research survey(s) created by GFOL, or created by third parties as permitted by GFOL, and marketed and made available by GFOL on the Co-Branded Survey Site. GFOL will ensure that all Surveys created by third parties that GFOL markets and makes available on the Co-Branded Survey Site will be of comparable or higher quality than the Surveys created by GFOL.

2. Termination of Amendment No. 3. The rights, obligations and duties imposed on the parties by Amendment No. 3 may be terminated by Microsoft at any time: (i) upon fifteen (15) days written notice to GFOL if GFOL breaches this Amendment No. 3 and fails to cure such breach within the fifteen day notice period; or (ii) without cause, upon thirty (30) days prior written notice to GFOL. Termination under this Section will apply to this Amendment No. 3 only and upon such termination, the Agreement will remain in full force and effect until the expiration of the Term, unless earlier terminated as set forth in
         Section 14 of the Agreement. Upon notice of termination under this Section, GFOL will use best efforts to remove all third party provided Surveys from the So-Branded Survey Site, provided however that GFOL will be allowed to continue posting Surveys created by third parties to the Co-Branded Survey Site for up to sixty (60) days beyond the effective date of termination in order to meet contractual commitments entered into by GFOL prior to receipt of a termination notice.

Except as specifically modified herein or in prior amendments, all other terms and conditions of the Agreement will remain in full force and effect.

WHEREBY the parties enter into this Amendment as of the later of the two signatures dates below ("Effective Date of Amendment No. 3").

MICROSOFT CORPORATION                            GREENFIELD ONLINE, INC.
("MICROSOFT")                                    ("GFOL")

By /s/ David Britain                             By /s/ Dean Wiltse
   -------------------------------                  ----------------------------

Name  David Britain                              Name  Dean Wiltse

Title Business Development Manager               Title President and CEO

Date  6/17/02                                    Date  May 10, 2002

                                 AMENDMENT NO. 4
                           TO THE COMMERCIAL AGREEMENT

This AMENDMENT NUMBER NO. 4 ("Amendment No. 4") to the Commercial Agreement is entered into by GREENFIELD ONLINE, INC. ("GFOL") and MICROSOFT CORPORATION ("Microsoft") and is effective as of October 1, 2002 ("Amendment No. 4 Effective Date").

WHEREAS: The parties entered into a Commercial Agreement on November 28, 2001, regarding an online market research survey service to be developed, marketed and maintained by GFOL and distributed by Microsoft over the Microsoft Network.

WHEREAS: The parties desire to modify the Commercial Agreement to allow GFOL to recruit General Panel Members to participate in online marketing research Surveys of a commercially reasonable nature via any source, including the Microsoft Network.

The parties agree as follows:

1. The following definitions in Section 1 of the Agreement are hereby added or modified as follows:

         "ACTIVE GENERAL PANEL MEMBER" means a Valid General Panel Member who has taken at least one (1) Survey within the past thirty (30) day period.

         "GENERAL PANEL" means the group of individuals recruited by GFOL via any source, including MSN, who have opted-in to take online marketing research Surveys of a commercially reasonable nature. General Panel Members recruited via MSN must be at least eighteen (18) years of age. Surveys presented to General Panel Members recruited via MSN will not contain any question or material that is profane, obscene, hateful, illegal or discriminatory.

         "GENERAL PANEL SIGN UP PAGE" means the web page within the Co-Branded Survey Site used to recruit General Panel Members.

         "INITIAL RECRUITMENT PERIOD" means in connection with the Entertainment Panel the period of time commencing when Microsoft first published Links to the Entertainment Panel Sign-up Page on MSN and ending when the number of Valid Entertainment Panel Members reaches [****], and in connection with the General Panel, the period of time commencing when Microsoft first published Links on MSN to the Co-Branded Survey Site, acting as a recruiting vehicle for the General Panel, and ending when the number of Valid General Panel Members reaches [****], but in no event beyond March 31, 2003.

         "MSN DOLLARS PROGRAM" means the incentive mechanism used to recruit and compensate General Panel Members recruited via MSN.

         "QUALIFYING SURVEY" means (i) in connection with the Entertainment Panel, a Survey taken by an Entertainment Panel Member and which GFOL receives payment from a third party, and (ii) in connection with the General Panel, a Survey taken by a General Panel Member recruited via MSN and which GFOL receives payment from a third party.

         "QUALIFYING SURVEY FEE" means (i) in connection with the Entertainment Panel the [****] fee paid by GFOL to Microsoft in connection with each Qualifying Survey taken by an Entertainment Panel Member, and (ii) in connection with the General Panel the [****] fee paid by GFOL in connection with each Qualifying Survey taken by a General Panel Member recruited via MSN.

         "RECRUITING FEE" means the [****] fee paid by GFOL to Microsoft for each Entertainment Panel Member and each General Panel Member recruited by Microsoft via Links displayed within MSN.

         "VALID GENERAL PANEL MEMBER" means a General Panel Member that (i) has completed GFOL's double opt-in process for joining the General Panel;
         (ii) has not removed themselves from the General Panel; (iii) whose email address on record with GFOL is valid, and (iv) has not previously registered to become a member of any other GFOL panel, including the Entertainment Panel, within the past twelve months.

         "PANEL MEMBER(S)" means those individuals recruited by GFOL via the Co-Branded Survey Site or other means via MSN, who opt-in to be members of a marketing research panel, owned and operated by GFOL and receive invitations from GFOL to take Surveys.

         "PORTAL" means any general interest subject web site available to the public on the Internet through direct or password protected access, either free or subscription based, that aggregates content and services such as search functionality and Links to other web sites for purposes of advertising or transactional revenue, including but not limited to, web sites such as AOL, Yahoo, Terra Lycos, Excite, iWon or Google.

         "ROUTER PAGE(S)" means those Co-Branded Survey Site page(s) that host a questionnaire which qualifies an End User as a potential Survey participant or, at GFOL's option, recruits an End User into the General Panel.

3. Termination of Amendment No. 4. The rights, obligations and duties imposed on the parties by Amendment No. 4 may be terminated only in accordance with the terms of Section 14.

4.       Section 2.11 is hereby added as follows:

2.11     With regard to the General Panel Recruiting, GFOL will:

                  2.11.1 Develop, host and maintain the General Panel Sign-up Page as part of the Co-Branded Survey Site on its servers and be solely responsible for all customer support. The form and content of the General Panel Sign-up Page will be materially similar to the mock-up set forth on Exhibit 5.

                  2.11.2 Be solely responsible for (i) all aspects involved in recruiting General Panel Members and (ii) payment of any incentive or other payment to General Panel Members.

                  2.11.3 Permanently identify all General Panel Members recruited via the Co-Branded Survey Site as having been recruited via MSN.

                  2.11.4 During the Initial Recruitment Period for the General Panel, provide Microsoft with weekly reports containing (i) the number of new General Panel Members recruited via MSN and joining the General Panel during the reporting period; (ii) the cumulative number of General Panel Members recruited via MSN, (iii) the total and average number of Valid General Panel Members recruited via MSN; (iv) the total number of Active General Panel Members recruited via MSN; and (v) the number of Qualifying Surveys completed by General Panel Members and Entertainment Panel Members recruited via MSN during the reporting period. After the Initial Recruitment Period, GFOL will provide Microsoft with monthly reports, as detailed above, due within ten (10) days after the end of each calendar month.

                  2.11.5 Track the number of times General Panel Members recruited via MSN are emailed invitations to take Surveys, track the number of Surveys initiated by General Panel Members recruited via MSN and track the number of Qualified Surveys completed by General Panel Members recruited via MSN.

                  2.11.6 MSN Dollars. Implement the MSN Dollars Program upon commercially reasonable terms to be agreed upon between the parties.

                  2.11.7 Once a quarter during the Term provide Microsoft with completed Surveys via the General Panel for one (1) marketing research study authored by MSN of no more than five hundred (500) participants, with an incidence of greater than sixty percent (60%) and of no more than five hundred (500) participants that is no longer than fifteen (15) minutes. GFOL will not be obligated to pay any Qualifying Survey Fees for the Surveys provided to Microsoft pursuant to this
                           Section 2.11.7.

                  2.11.8 Provide custom marketing research firms that perform marketing research for Microsoft a discount of ten percent (10%) off GFOL's standard rate card price for accessing the General Panel. This discount may not be taken in addition to any other discount provided to any custom marketing research firm performing services for Microsoft.

5.       Section 3.6 and 3.7 are added as follows

             3.6 With regard to the General Panel Recruiting, Microsoft will:

                  3.6.1 During Q-4 of 2002, promote the opportunity to join the General Panel via Links within MSN or other media agreed to by the parties. The creation, content, size and placement of all Links shall be within Microsoft's sole discretion, provided however that the Links shall Link MSN End Users directly to the Router Page(s). The parties agree that the goal of displaying these Links within MSN is to attract [****] individuals appropriate for membership in the General Panel to join the General Panel. Microsoft shall be responsible for all costs associated with displaying these Links within MSN. GFOL will only be required to pay a Recruiting Fee for [****] of the Q-4 recruiting goal, and will notify MSN promptly upon receiving [****] General Panel Members, so that MSN may suspend its recruiting efforts for that quarter. Guarantee Quarterly Payments are suspended for Q4 2003.

                  3.6.2 In 2003 and in each subsequent year of the Term, promote the opportunity to join the General Panel via Links within MSN or other media agreed to by the parties. The creation, content, size and placement of all Links shall be within Microsoft's sole discretion, provided however that the Links shall Link MSN End Users directly to the Co-Branded Survey Site. Microsoft shall be responsible for all costs associated with displaying these Links within MSN. GFOL will only be required to pay a Recruiting Fee for [****] of the quarterly recruiting goal, and will notify MSN promptly upon receiving an incremental [****] General Panel Members, so that MSN may suspend its recruiting efforts for that quarter.

             3.7 Microsoft will pay all incentives and data processing costs associated with the marketing research study pursuant to Section 2.11.

6.       Section 4 Ownership will be amended as follows:

           4. Ownership. GFOL will own all design, technology, code, and other materials provided by GFOL in connection with the Research Surveys and the Co-Branded Survey Site. Subject to its obligation to pay MSN Qualifying Survey Fees, GFOL will own the General Panel and the Entertainment Panel. Microsoft will own all design, technology, code, and other materials provided by Microsoft in connection with the Research Survey and the Co-Branded Survey Site.

6.       Section 6 Clicks Forecast will be amended as follows:

           6.     Clicks Forecast Commencing on December 1, 2002, and every four
                  (4) weeks thereafter, GFOL will provide Microsoft with a forecast of the maximum number of Panel Members or Clicks, as the case may be, that it will require during the succeeding four (4) week period ("Panel Forecast" or "Click Forecast", and together "Forecasts"). These Forecasts will include the number of Clicks or General Panel Members, estimated number of Clicks, and general demographic information about the desired Survey participants or General Panel Members, as the case may be.

7. Section 8 Exclusivity shall be deleted in its entirety and replaced with the following:

           8. Exclusivity. During the Term, Microsoft will be the exclusive Portal promoting and distributing GFOL's online surveys. GFOL will not enter into any agreement with any other company for distribution or promotion of GFOL's online surveys via any other Portal. GFOL's exclusivity obligations will expire if Microsoft fails to meet its performance guarantee as provided for in Section 9.3.2 and 9.3.3 below. Additionally, during the Term, GFOL will be Microsoft's exclusive third party online survey partner for recruiting Survey participants via integrated content, and Microsoft's exclusive third party online survey partner for recruiting members into an online marketing research panel via integrated content. Microsoft's exclusivity obligations shall expire if GFOL fails to pay any Guaranteed Quarterly Payment as provided for in
                  Section 9.3. Notwithstanding the above, Microsoft may conduct its own online surveys or online surveys on behalf of Key Customers either directly or through third parties, provided that such online surveys, or recruitment for such online surveys, are not displayed on MSN pages containing GFOL's integrated content placements. In addition, Microsoft may sell banner advertisements to companies for the purpose of recruiting survey participants for online surveys other than GFOL's Surveys, provided that (i) Microsoft does not appoint a producer to manage the placement and content of such ads, and
                  (ii) the ads will not be displayed on pages displaying GFOL's integrated content placements (if such blocking is not technically and economically feasible as of the commercial availability of the ad placement, it will be implemented as soon as technically and economically feasible).

8.       Section 9.2 Clicks Payment shall be deleted in its entirety.

9. Section 9.3 Guaranteed Quarterly Payments shall be deleted in its entirety and replaced with the following:

             9.3 Guaranteed Quarterly Payments. Commencing on January 1, 2003,
                 GFOL will guarantee Microsoft the following minimum quarterly payments, payable within 30 days of the end of each quarter, provided that Microsoft meets its performance guarantees as set forth below:

                  9.3.1 [****], which may be comprised of any ratio of Panel Recruiting Fees, Survey Fees or Click Fees at the rate of [****] per Click. Subject to the provisions of Section 9.3.2 below, if the Guaranteed Quarterly Payment in any quarter is in excess of Recruiting Fees, Survey Fees or Click Fees earned by Microsoft in that quarter, the amount overpaid will be a credit against fees due in subsequent quarters in excess of the Guaranteed Quarterly Payment.

                  9.3.2 In the event that in any two (2) consecutive quarters, Microsoft fails to deliver a minimum of [****] General Panel Members per quarter, GFOL will be relieved of the obligation to make Guaranteed Quarterly Payments in future quarters until the amount paid by GFOL in the prior quarters in excess of amounts due

                           Microsoft for Recruiting Fees, Survey Fees and Click Fees for such quarters, has been fulfilled by applying such overpayment to amounts due for any fees due in such future quarters. For example, if in the first two (2) quarters of 2003, MSN recruits only [****] General Panel Members per quarter, and GFOL does not owe Microsoft any other fees for such quarters, GFOL would have a credit against all future fees in the amount of [****] calculated as follows [two Guaranteed Quarterly Payments equaling $[****] less total Recruiting Fees of $[****] ([****] panelists x $[****] per panelist)], to be applied toward any and all fees due for future quarters. GFOL would also be relieved of the obligation to make Guaranteed Quarterly Payments for future quarters until all of the [****] credit had been applied to such fees. For purpose of clarification, GFOL will pay Microsoft for any fees associated with any ratio of Panel Recruiting Fees, Survey Fees or Click Fees that exceed the then-current credit.

                  9.3.3 In the event that Microsoft fails to recruit a total of [****] or more General Panel Members in any two
                           (2) consecutive quarters, in addition to the right to the credits set forth in Section 9.3.1 and 9.3.2, GFOL will be relieved of its obligation to make Guaranteed Quarterly Payments for the remainder of the Term. For purpose of clarification, GFOL will pay Microsoft for any fees associated with any ratio of Panel Recruiting Fees, Survey Fees or Click Fees earned in all subsequent quarters.

                  9.3.4 Within thirty (30) days of the end of the Term, Microsoft shall refund any overpayment unused by GFOL if accrued Guaranteed Quarterly Payments balance is in excess of $[****] otherwise that excess amount will be carried forward into succeeding quarters as a credit against Qualifying Survey Fees.

9.       Section 9.7 is added as follows:

             9.7 General Panel Payments for Q-4 2002 Recruiting

                  9.7.1 GFOL shall pay Microsoft a [****] Recruiting Fee for each new General Panel Member recruited via Links displayed within MSN, or other media agreed to by the parties, for up to [****] General Panel Members recruited during the Q-4 of 2002. Additionally, GFOL will pay Microsoft a [****] Qualifying Survey Fee for each Qualifying Survey completed by a General Panel Member. On January 1, 2003, GFOL will receive a credit against all Qualifying Survey Fees due to Microsoft, equal to the amount of Recruiting Fees due to Microsoft for Q-4 of 2002. If the Recruiting Fees due to Microsoft in Q-4 of 2002 are in excess of the Qualifying Survey Fees due to Microsoft for that period, that excess amount will be carried forward into succeeding quarters as a credit against Qualifying Survey Fees.

                  9.7.2 In 2003 and each subsequent year of the Term, in addition to the Guaranteed Quarterly Payments provided for in Section 9.3, GFOL shall pay Microsoft a [****] Qualifying Survey Fee for each Qualifying Survey completed by a General Panel Member recruited via the Co-Branded Survey Site in 2003 and each subsequent year of the Term. All payments made by GFOL to Microsoft under this Section 9.7 will be credited toward the Guaranteed Quarterly Payments detailed in Section 9.3 or the cap on Quarterly Payments outlined in Section 9.4 of the Agreement. At the end of Q-1 of 2003 and at the end of each subsequent quarter, GFOL will receive a credit against all Qualifying Survey Fees due for that quarter equal to the Recruiting Fees due for such quarter. If the Recruiting Fees due to Microsoft in any such quarter are in excess of the Qualifying Survey Fees due to Microsoft for that period, that excess amount will be carried forward into succeeding quarters as a credit against Qualifying Survey Fees.

10. Section 14.1 Term is deleted in its entirety and replaced with the following:

                  14.1 Term. This Agreement, and all Amendments hereto will begin on their Effective Dates (each as defined in such Agreement or Amendment) and will continue for a period of four (4) years from February 8, 2002 (the Commercial Release Date), unless earlier terminated as set forth in this Section 14 (the "Term"). This Agreement may be terminated for convenience or otherwise by either party by providing the other with written notice of its intention to terminate within ninety (90) days in advance of the third and fourth anniversary of the Commercial Release Date.

11. Section 14.4 Rights and Obligations upon Termination or Expiration (which was incorrectly numbered in the original Agreement) is deleted in its entirety and replaced the following Section 14.6:

                  14.6 Rights and Obligations upon Termination or Expiration. Promptly upon termination or expiration of this Agreement GFOL will immediately cease and desist from all use of the MSN Template on the Co-Branded Survey Site. GFOL will retain all personally identifiable information regarding Entertainment Panel Members and General Panel Members recruited via MSN after termination or expiration, and shall continue to pay MSN Qualifying Survey Fees until such time as GFOL ceases to conduct surveys using the General and Entertainment Panel members recruited via MSN.

Except as specifically modified herein or in prior Amendments, all other terms and conditions of the Agreement will remain in full force and effect.

WHEREBY the parties enter into this Amendment No. 4 as of the Amendment No. 4 Effective Date.

MICROSOFT CORPORATION                            GREENFIELD ONLINE, INC.
("MICROSOFT")                                    ("GFOL")

By /s/ Cory H. Van Arsdale                       By /s/ Dean Wiltse
   --------------------------------------              -------------------------

Name Cory H. Van Arsdale                         Name Dean Wiltse

Title General Manager, New Bus. Devel.           Title President and CEO